UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) August 21, 1998
                                                          ---------------





                                   EG&G, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






      Massachusetts               1-5075                 04-2052042
      -------------               ------                 ----------
    (State or other      (Commission File Number)    (IRS Employer
     jurisdiction of                                 Identification No.)
     incorporation)



    45 William Street, Wellesley, Massachusetts              02481
    -------------------------------------------              -----
    (Address of principal executive offices)               (Zip Code)





                              (781) 237-5100
                              --------------
           (Registrant's telephone number, including area code)


                                      NONE
                                      ----
              (Former name, former address and former fiscal year,
                          if changed since last report)
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Item 5.  Other Events

The Company was informed on August 21, 1998 that its joint venture with Johnson Controls was unsuccessful in its bid to provide support services to NASA and the U.S. Air Force at Florida's Kennedy Space Center, Cape Canaveral and Patrick Air Force Base. The decision by NASA and the Air Force to rebid the contract was an effort to consolidate and recompete base operations contracts and certain functions in an effort to eliminate duplication and reduce costs. The joint venture, The Launch Support Company, consisted of EG&G Florida and Johnson Controls. The NASA contract at the Kennedy Space Center accounted for approximately $168 million in revenues or approximately $.10 per share in earnings in fiscal 1997. The contract absorbed its share of certain indirect costs including corporate general and administrative charges, the impact of which is planned to be offset by cost reductions. The contract term ends on September 30, 1998.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        EG&G, Inc.


                                        By /s/ John F. Alexander, II
                                           ----------------------------
                                           Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial Officer)


Date: August 28, 1998
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